Exhibit 99.1

GFI Group Reschedules Special Meeting of GFI Stockholders to Allow Stockholders Additional Time to Review Additional Disclosures

LONDON and NEW YORK, January 23, 2015 — GFI Group Inc. (“GFI Group” or “GFI”), a leading intermediary and provider of trading technologies and support services to the global OTC and listed markets, announced today that it has rescheduled the Special Meeting at which GFI stockholders will vote on the merger with CME Group Inc. (“CME”) to Friday, January 30, 2015.  Stockholders of record as of the close of business on December 1, 2014, will continue to be entitled to vote at the Special Meeting.

GFI and CME intend to issue a supplement (the “Supplement”) to their joint proxy statement/prospectus, dated December 24, 2014, in connection with the merger, which will include supplemental information about the transaction, including the revised terms to increase the consideration payable to GFI Group stockholders to $5.85 per share from $5.60 per share, payable in a mix of shares of CME Group Class A common stock and cash.  The Special Meeting is being postponed in order to provide GFI stockholders with additional disclosures and information in advance of the meeting.  GFI stockholders are encouraged to review the Supplement and the related annexes, as well as the joint proxy statement/prospectus and the related annexes that were previously distributed.  A copy of the Supplement is available on GFI’s website at http://gfigroup.investorroom.com/download/WE+-+GFI.pdf.

The revised terms of the CME transaction have been approved by the Board of Directors of GFI Group upon the unanimous recommendation of a Special Committee comprised solely of independent and disinterested directors, and by the Board of Directors of CME Group.  GFI Group’s Board of Directors, acting upon the unanimous recommendation of the Special Committee, continues to recommend that GFI Group’s stockholders vote to approve the CME merger agreement.

About GFI Group Inc.

GFI Group Inc. (NYSE: GFIG) is a leading intermediary in the global OTC and Listed markets offering an array of sophisticated trading technologies and products to a broad range of financial market participants.  More than 2,500 institutional clients benefit from GFI’s know-how and experience in operating electronic and hybrid markets for cash and derivative products across multiple asset classes, including fixed income, interest rates, foreign exchange, equities, energy and commodities.  GFI’s brands include Trayport®, a leading provider of trading solutions for energy markets worldwide and FENICS®, a market leader in FX options software.

Founded in 1987 and headquartered in New York, GFI employs over 2,000 people globally, with additional offices in London, Paris, Brussels, Nyon, Dublin, Madrid, Sugar Land (TX), Hong Kong, Tel Aviv, Dubai, Seoul, Tokyo, Singapore, Sydney, Cape Town, Santiago, Bogota, Buenos Aires, Lima and Mexico City.

Media Contacts

Patricia Gutierrez

GFI Group Vice President - Public Relations

+ 1 212 968 2964

patricia.gutierrez@gfigroup.com

Investor Contacts

Mark Brazier

GFI Group Senior Vice President, Corporate Development and Communications

+1 212 968 6905

mark.brazier@gfigroup.com

Important Information for Investors and Stockholders

In connection with the proposed transaction between GFI and CME, on December 24, 2014 the Securities and Exchange Commission (SEC) declared effective CME’s registration statement on Form S-4 that included a definitive proxy statement of GFI that also constituted a definitive prospectus of CME.  On December 24, 2014, GFI commenced mailing the definitive proxy statement/prospectus to stockholders of GFI.  GFI and CME intend to issue a supplement to the definitive proxy statement/prospectus on Form 424(b)(3) with the SEC, which will be mailed to stockholders of GFI.  INVESTORS AND SECURITY HOLDERS OF GFI ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain free copies of the registration statement and the definitive proxy statement/prospectus and other documents filed with the SEC by CME and GFI through the website maintained by the SEC at http://www.sec.gov or at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549.  Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.  Copies of the documents filed with the SEC by GFI are available free of charge on GFI’s website at http://www.gfigroup.com or by contacting GFI’s Investor Relations Department at (212) 968-6905.  Copies of the documents filed with the SEC by CME are available free of charge on CME’s website at http://www.cmegroup.com or by contacting CME’s Investor Relations Department at (312) 930-8491.

Participants in the Solicitation for the Proposed Merger Between GFI and CME

GFI and its directors, executive officers and certain of its employees may be considered participants in the solicitation of proxies in connection with the proposed transactions involving GFI and CME.  Investors and security holders may obtain more detailed information regarding the names, affiliates and interests of GFI’s directors and executive officers by reading GFI’s Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the

SEC on March 13, 2014, its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on April 22, 2014, and its Current Report on Form 8-K filed with the SEC on July 25, 2014.  These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is or will be contained in the proxy statement/prospectus and other relevant materials filed with the SEC.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, with respect to GFI Group and CME Group (i) statements about the benefits of the transaction, including financial and operating results and synergy benefits that may be realized from the transaction and the timeframe for realizing those benefits; (ii) plans, objectives, expectations and intentions; (iii) other statements contained in this communication that are not historical facts; and (iv) other statements identified by words such as “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of GFI Group and CME Group and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreements; the inability to complete the transactions contemplated by the definitive agreements due to the failure to obtain the required stockholder approval by GFI Group; the inability to satisfy the other conditions specified in the definitive agreements, including without limitation the receipt of necessary governmental or regulatory approvals required to complete the transactions; the risk that the proposed transactions disrupts current plans and operations, increase operating costs and the potential difficulties in customer loss and employee retention as a result of the announcement and consummation of the transactions; the outcome of any legal proceedings that may be instituted against GFI Group, CME Group or others following announcement of the transaction; economic, political and market factors affecting trading volumes; securities prices or demand for GFI Group’s brokerage services; competition from current and new competitors; GFI Group’s and CME Group’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; GFI Group’s ability to identify and develop new products and markets; changes in laws and regulations governing GFI Group’s and CME Group’s business and operations or permissible activities; GFI Group’s and CME Group’s ability to manage its international operations; financial difficulties experienced by GFI Group’s and CME Group’s customers or key participants in the markets in which GFI Group and CME Group focuses its services; GFI Group’s and CME Group’s ability to keep up with technological changes; and uncertainties relating to litigation and GFI Group’s and CME Group’s ability to assess and integrate acquisition prospects. Further information about factors that could affect the financial and other results of GFI Group or CME Group is included in their respective filings with the Securities and Exchange Commission. Neither GFI Group or CME Group undertakes to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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